Exhibit 23.03

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Amendment No. 4 to the Registration Statement on Form S-4 (No.333-218485) of Linde plc (formerly known as Zamalight plc) of our report dated June 1, 2017 relating to the balance sheet, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers

Dublin, Ireland

August 10, 2017